Exhibit 99.2

SAN JUAN COAL COMPANY AND AFFILIATE

FINANCIAL REPORT

SEPTEMBER 30, 2015

C O N T E N T S

INDEPENDENT AUDITOR’S REVIEW REPORT

To the Shareholder of

San Juan Coal Company and Affiliate

We have reviewed the accompanying combined financial statements of San Juan Coal Company and San Juan Transportation Company (collectively, the Company), which comprise the combined balance sheets as of September 30, 2015 and 2014, the related combined statements of income, and cash flows for the three-month and nine-month periods ended September 30, 2015 and 2014, and the combined statements of changes in stockholder’s equity for the nine-month periods ended September 30, 2015 and 2014.

Management’s Responsibility

Management is responsible for the preparation and fair presentation of the interim combined financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim combined financial information in accordance with accounting principles generally accepted in the United States of America.

Auditor’s Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim combined financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter

As described in Note 8 to the combined financial statements, the Company has significant transactions and relationships with affiliated entities.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

October 30, 2015

AN INDEPENDENT MEMBER OF BAKER TILLY INTERNATIONAL	WEAVER AND TIDWELL, L.L.P. CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS	24 GREENWAY PLAZA, SUITE 1800, HOUSTON, TX 77046 P: 713.850.8787 F: 713.850.1673

COMBINED FINANCIAL STATEMENTS

SAN JUAN COAL COMPANY AND AFFILIATE

COMBINED BALANCE SHEETS

(UNAUDITED)

	September 30, 2015	September 30, 2014
ASSETS
CURRENT ASSETS
Accounts receivable	$6,653,650	$40,068,755
Related party receivables	118,353,412	38,791,626
Other assets	14,075,000	16,375,400
Inventories	29,321,945	24,409,605
Prepaid expenses and other current assets	5,287,000	2,154,522

Total current assets	173,691,007	121,799,908

PROPERTY, PLANT, AND EQUIPMENT	473,172,400	468,091,345
Accumulated depletion, depreciation, and amortization	(364,246,751)	(343,331,793)

Property, plant, and equipment, net	108,925,649	124,759,552

OTHER ASSETS
Other assets	123,396,119	124,762,477
Prepaid assets – noncurrent	1,000,000	1,800,000

Total other assets	124,396,119	126,562,477

TOTAL ASSETS	$407,012,775	$373,121,937

The Notes to Combined Financial Statements are an integral part of these statements.

	September 30, 2015	September 30, 2014
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$9,477,485	$14,304,369
Income tax payable	21,922,068	16,298,746
Other provisions	18,499,803	17,284,273
Deferred income	4,907,670	4,907,670
Asset retirement obligations	5,100,000	6,900,000

Total current liabilities	59,907,026	59,695,058

NONCURRENT LIABILITIES
Other provisions	14,075,173	22,509,995
Deferred income	6,134,588	11,042,258
Deferred tax liabilities	16,105,372	18,735,137
Asset retirement obligations	109,323,119	102,252,477

Total noncurrent liabilities	145,638,252	154,539,867

STOCKHOLDER’S EQUITY
Common stock, $10 par value; 25,000 shares authorized, 250 issued and outstanding - San Juan Coal Company	2,500	2,500
Common stock, $10 par value; 25,000 shares authorized, 200 issued and outstanding - San Juan Transportation Company	2,000	2,000
Additional paid-in capital	42,000,000	42,000,000
Retained earnings	159,462,997	116,882,512

Total stockholder’s equity	201,467,497	158,887,012

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$407,012,775	$373,121,937

See independent auditor’s review report.

SAN JUAN COAL COMPANY AND AFFILIATE

COMBINED STATEMENTS OF INCOME

(UNAUDITED)

	Nine months ended September 30,		Three months ended September 30,
	2015	2014	2015	2014
REVENUES	$230,001,415	$268,507,663	$74,780,640	$90,472,856

EXPENSES
Operating cost of sales	140,223,776	160,750,693	45,815,143	54,517,082
Taxes other than income	26,534,752	39,291,293	8,540,573	15,350,344
Depletion, depreciation, and amortization	16,442,110	16,352,288	5,280,870	5,457,806
Accretion expense	2,492,250	2,617,500	857,250	817,500

Total expenses	185,692,888	219,011,774	60,493,836	76,142,732

Income from operations	44,308,527	49,495,889	14,286,804	14,330,124

OTHER INCOME
Other income	2,492,250	2,617,500	857,250	817,500
Interest income	114,613	107,014	50,768	13,169

Total other income	2,606,863	2,724,514	908,018	830,669

Income before taxes	46,915,390	52,220,403	15,194,822	15,160,793

INCOME TAX EXPENSE	13,378,556	13,258,168	3,978,888	3,631,397

NET INCOME	$33,536,834	$38,962,235	$11,215,934	$11,529,396

The Notes to Combined Financial Statements are an integral part of these statements.	See independent auditor’s review report.

SAN JUAN COAL COMPANY AND AFFILIATE

COMBINED STATEMENTS OF STOCKHOLDER’S EQUITY

(UNAUDITED)

	Common Stock – San Juan Coal Company		Common Stock – San Juan Transportation Company		Additional Paid-In Capital	Retained Earnings	Total Stockholder’s Equity

	Shares	Amount	Shares	Amount
BALANCE, December 31, 2013	250	$2,500	200	$2,000	$42,000,000	$207,920,277	$249,924,777
Net income	—	—	—	—	—	38,962,235	38,962,235
Dividends paid	—	—	—	—	—	(130,000,000)	(130,000,000)

BALANCE, September 30, 2014	250	$2,500	200	$2,000	$42,000,000	$116,882,512	$158,887,012

BALANCE, December 31, 2014	250	$2,500	200	$2,000	$42,000,000	$125,926,163	$167,930,663
Net income	—	—	—	—	—	33,536,834	33,536,834

BALANCE, September 30, 2015	250	$2,500	200	$2,000	$42,000,000	$159,462,997	$201,467,497

The Notes to Combined Financial Statements are an integral part of these statements.	See independent auditor’s review report.

SAN JUAN COAL COMPANY AND AFFILIATE

COMBINED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,		Three months ended September 30,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$33,536,834	$38,962,235	$11,215,934	$11,529,396
Adjustment to reconcile net income to net cash provided by operating activities:
Depletion, depreciation, and amortization	16,442,110	16,352,288	5,280,870	5,457,806
Deferred income taxes	(3,207,161)	6,264,971	(555,664)	(366,870)
Changes in operating assets and liabilities:
Accounts receivable, net of allowance	35,378,273	7,744,923	12,494,380	4,454,873
Related-party receivables	(71,546,168)	133,894,163	(31,262,963)	110,466,826
Inventory	(3,425,384)	(5,006,745)	(306,974)	(2,623,780)
Other current assets	1,798,000	(5,371,400)	500	(3,400)
Prepaid expenses and other	(712,514)	2,283,558	(2,839,575)	(1,154,522)
Other noncurrent assets	(3,057,400)	15,609,680	(123,119)	(152,477)
Accounts payable and accrued liabilities	(1,946,612)	(2,362,825)	(490,891)	948,581
Taxes payable	1,901,533	(7,818,485)	4,534,553	3,998,268
Deferred income	(3,680,752)	(3,680,752)	(1,226,917)	(1,226,917)
Other current provisions	2,069,733	(42,418,307)	3,421,083	3,091,471
Other noncurrent provisions	(4,192,000)	(1,895,005)	6	(5)
Asset retirement obligations	5,449,400	(9,114,680)	123,119	152,477

Net cash provided by operating activities	4,807,892	143,443,619	264,342	134,571,727

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant, and equipment	(4,807,892)	(13,443,619)	(264,342)	(4,571,727)

Net cash used in investing activities	(4,807,892)	(13,443,619)	(264,342)	(4,571,727)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	—	(130,000,000)	—	(130,000,000)

Net cash used in financing activities	—	(130,000,000)	—	(130,000,000)

Net change in cash and cash equivalents	—	—	—	—
CASH AND CASH EQUIVALENTS, beginning of period	—	—	—	—

CASH AND CASH EQUIVALENTS, end of period	$—	$—	$—	$—

The Notes to Combined Financial Statements are an integral part of these statements.	See independent auditor’s review report.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Operations

San Juan Coal Company (SJCC) and San Juan Transportation Company (SJTC), collectively the Company, operate the San Juan Underground Mine (SJM), which is a single long wall operation, for their parent company and sole stockholder, BHP Billiton New Mexico Coal Inc. (“NMC” or the “Parent”). The Company’s ultimate parent is BHP Billiton Limited (BHP Billiton). SJCC supplies coal to the San Juan Generating Station (SJGS) operated by the Public Service Company of New Mexico (PNM).

The summary of significant accounting policies of the Company is presented to assist in understanding the accompanying combined financial statements. The accompanying combined financial statements and notes are representations of management, who is responsible for their integrity and objectivity. The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Basis of Presentation

The combined financial statements and related notes include the accounts of SJCC and SJTC. All significant intercompany accounts and transactions have been eliminated.

Accounting Estimates

The preparation of combined financial statements in conformity with US GAAP requires management to use estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates. Significant estimates include allowance for doubtful accounts, depreciation of property and equipment, asset retirement obligations, deferred tax assets, and liabilities and other provisions.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

See independent auditor’s review report.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Accounts Receivable

Trade receivables are recorded at the invoiced amount and do not bear interest. The Company routinely assesses the recoverability of trade receivables to determine their collectibility and records an allowance for doubtful accounts when, based on the judgment of management, it is probable that a receivable will not be collected and the amount of any allowance may be reasonably estimated. At September 30, 2015 and 2014, the Company does not have a reserve for doubtful accounts as management believes all accounts to be collectible. The Company does not have any off-balance-sheet credit exposure related to its customers.

Inventories

The Company’s inventories consist of two different types of inventory: mined coal and stores/spares. Inventories are stated at the lower of cost or market.

Coal inventory is valued using the weighted average cost to prepare coal to its useful stage less costs reimbursed under the Underground Coal Sales Agreement (UGCSA). Coal is recognized and valued initially when it is brought to the surface as work in process. As the sale of coal occurs simultaneously as it is crushed, no finished goods are reported in the combined balance sheets.

Stores/spares include items such as fuel, roof bolts, spare parts, and other miscellaneous items and are valued using the weighted average price of the inventory items purchased.

Property, Plant, and Equipment

Property, plant, and equipment are stated at historical cost. Mineral rights and related costs are depleted based upon estimated recoverable proven and probable reserves. Assets under construction are not depreciated until such time as they are placed in service. Depreciation on plant and equipment is calculated on a straight-line basis over the estimated useful lives of the assets as follows:

Useful Life
Buildings	7 - 40 years
Mining plant, machinery, and equipment	4 - 34 years
Vehicles	5 years

See independent auditor’s review report.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Property, Plant, and Equipment – Continued

Total depletion, depreciation, and amortization for the three and nine months ended September 30, 2015 was approximately $5.3 million and $16.4 million, respectively. For the three and nine months ended September 30, 2014, total depletion, depreciation and amortization was approximately $5.5 million, $16.4 million, respectively. When the Company retires or sells an asset, the Company removes its cost and related accumulated depreciation and amortization from the Company’s combined balance sheets. The Company records the difference between the net book value and proceeds from disposition as a gain or loss on the combined statements of income.

The Company incurs maintenance costs on all of its major equipment. Costs that serve to maintain an asset’s operating capacity at its previously assessed standard of performance, or prevent its useful economic life from declining, are expensed as incurred.

Long-Lived Assets

In accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 360, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized for the amount that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. The Company recorded no impairments of long-lived assets during the three and nine months ended September 30, 2015 and 2014.

Asset Retirement Obligations

In accordance with ASC Topic 410, Asset Retirement and Environmental Obligations (ASC Topic 410), the Company recognizes the fair value of a liability for an asset retirement obligation (ARO) in the period in which it is incurred. The Company is required to restore its coal mine sites, either during or at the end of their producing lives, to a condition acceptable to the relevant authorities and consistent with the Company’s environmental policies.

See independent auditor’s review report.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Asset Retirement Obligations – Continued

The expected cost associated with the retirement of the coal mine sites, discounted to its net present value, is provided when the related environmental disturbance occurs, based on environmental and regulatory requirements. The liability is recognized when the cost can be reasonably estimated and whether the ARO is expected to occur over the life of the operation or at the time of closure of the coal mine sites. The Company’s cost pertaining to final reclamation is fully reimbursable under its customer contracts. Therefore, an asset is maintained, which offsets the liability for ARO. The expected future reimbursements from customers relating to ARO is approximately $114.4 million and $109.2 million as of September 30, 2015 and 2014, respectively, and is presented on the combined balance sheets in other current and non-current assets. Expected retirement costs are based on the estimated current cost of detailed plans prepared for the mine site. The Company performs periodic review of its sites for any changes in facts and circumstances that might require changes in the expected cost. When there is a change in the expected costs, the adjustment is recorded against the carrying value of the liability for ARO and the corresponding asset (Note 5). The discounted ARO liability is accreted over time to return to the future fair value at the end of the life of the related site. An offsetting equal amount is recorded to other income to maintain the offsetting reimbursable amount under customer contracts.

Other Provisions

The Company provides for various liabilities and provisions, which arise in the normal course of business. Other current and noncurrent provisions as of September 30, 2015 and 2014 are approximately $32.6 million and $39.8 million, respectively, and are primarily related to Cimarron Coal Company (Cimarron). The Cimarron coal liability is a long-term obligation due to Cimarron and its successors under an installment sales agreement to acquire the La Plata Leases. This liability was the result of a lease buyout of Cimarron and is paid directly by the customer. Accordingly, the Cimarron coal liability is offset by a corresponding asset of the same amount, which is included in other current and noncurrent assets on the combined balance sheets.

Deferred Income

Effective January 1, 2003, the UGCSA replaced a coal sales agreement that previously provided for surface coal mining with new pricing and provisions for underground mining. In consideration for agreeing to terminate the surface supply, and replace it with an underground supply, the Company received a contract termination payment of $73.6 million from SJGS. As of September 30, 2015 and 2014, approximately $11.0 million and $15.9 million, respectively, of deferred income is reported in the combined balance sheets, which will be amortized to revenue over the remaining life of the renegotiated contract. Accordingly, approximately $1.2 million and $3.7 million was included in revenue in the combined statements of income during the three and nine months periods, respectively, for each period ended September 30, 2015 and 2014.

See independent auditor’s review report.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Revenue Recognition

The Company records revenue from the sales of coal when the product is delivered at a fixed or determinable price per the UGCSA, title has transferred and collectibility is reasonably assured. The Company also recognizes reimbursable costs under the UGCSA as income in the period incurred and billed to PNM.

Income Taxes

The Company is included in the consolidated tax returns of entities within BHP Billiton. Income taxes due to taxing authorities are allocated by the Parent to the subsidiaries, including SJCC and SJTC, with tax payments made by the Parent and settled through intercompany payable and receivable accounts. Current and deferred taxes are presented as if the Company filed a separate, stand-alone tax return. Taxation on the profit or loss for the period comprises current and deferred tax.

Deferred tax is provided using the asset and liability method, providing for the tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax assessment or deduction purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the rate is enacted. Deferred tax assets are reviewed at each balance sheet date and an allowance provided to the extent that it is no longer probable that the related tax benefit will be realized. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation jurisdiction and the Company has both the right and the intention to settle its current tax assets and liabilities on a net or simultaneous basis.

ASC Topic 740, Income Taxes (ASC Topic 740), provides the accounting for uncertainties in income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the combined financial statements. ASC Topic 740 requires that the Company recognize in the combined financial statements the financial effects of a tax position, if that position is more likely than not to be sustained upon examination, including resolution of any appeals or litigation processes. Tax positions taken related to the Company’s entity status and those taken in determining its state income tax liability, including deductibility of expenses, have been reviewed, and management is of the opinion that material positions taken upon the Company would more likely than not be sustained upon examination. As of September 30, 2015, the Company’s tax years 2012 through 2014 remain subject to examination.

See independent auditor’s review report.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Taxes Other Than Income

Taxes other than income consist primarily of severance and production taxes and value taxes paid to the state of New Mexico and the federal government of the United States. The per tonnage taxes are based on the enacted tax rate per tonnage of coal sold and the value taxes are based on coal sales value.

Fair Value of Financial Instruments

The Company’s financial instruments are cash and cash equivalents, accounts receivable, related party receivables/payables, and accounts payable. The carrying values of these instruments approximate fair value due to their short maturity.

Recently Issued Accounting Standards

In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, codified as ASC Topic 606. ASC Topic 606 provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle of the guidance is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which delays the implementation of the provisions of ASU 2014-09 until fiscal periods beginning after December 15, 2018, with early adoption permitted in fiscal periods beginning after December 15, 2016. The new standard can be adopted by the Company either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company will evaluate the effect that adopting this new accounting guidance will have on its combined financial statements as the date of adoption approaches.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The new standard provides guidance around management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s combined financial statements.

See independent auditor’s review report.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Recently Issued Accounting Standards – Continued

ASC Topic 330, Inventory, currently requires an entity to measure inventory at the lower of cost or market. Market could be replacement cost, net realizable value, or net realizable value less an approximate normal profit margin. In July 2015, the FASB issued ASU 2015-11, Simplifying the Measurement of Inventory, which requires an entity to measure inventory at the lower of cost or net realizable value. Subsequent measurement is unchanged for inventory measured using last-in, first-out (LIFO) or the retail inventory method. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. The Company will evaluate the effect that adopting this new accounting guidance will have on its combined financial statements as the date of adoption approaches.

NOTE 2.    CONCENTRATIONS

The Company’s financial instruments that are subject to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. At times during the year, the amounts of cash and cash equivalents on deposit may be in excess of insured limits. The Company believes the financial institutions are financially strong and the risk of loss is minimal.

The Company’s primary line of business, coal mining, is driven by a relatively constant demand by utilities companies to provide energy to customers. SJCC’s coal sales are exclusively to the SJGS, and are governed by the UGCSA. SJCC is a party to that agreement with the PNM and Tucson Electric Power (TEP) (collectively, the Utilities). All coal sold under the UGCSA is from the SJM located in New Mexico. The UGCSA dictates the obligations for coal delivery and other performance criteria for the parties, as well as specifies the contractual compensation, which includes but is not limited to the reimbursement of SJCC’s operating costs and a capital investment element. Under the contract, the UGCSA obligates the Utilities to purchase a minimum of 5.6 million tons of coal per year exclusively from SJCC. The agreement obligates SJCC to guarantee supply of coal to SJGS beyond those minimums while maintaining specified reserves. The agreement expires on December 31, 2017. SJGS accounted for 100% of the Company’s sales and trade receivables for the three and nine months ended September 30, 2015 and 2014.

Certain groups of employees of NMC that provide services to the Company are members of labor unions and are employed under collective bargaining agreements.

See independent auditor’s review report.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3.    INVENTORY

Inventory at September 30, 2015 and 2014 consisted of the following:

	2015	2014
Stores and spares	$11,893,552	$13,169,538
Mined coal	17,428,393	11,240,067

Total inventory	$29,321,945	$24,409,605

NOTE 4.    PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consisted of the following as of September 30, 2015 and 2014:

	2015	2014
Land and buildings	$114,752,657	$113,010,368
Mining plant, machinery and equipment	240,385,187	233,002,969
Mineral rights	114,329,022	114,329,022
Assets under construction	3,705,534	7,748,986

	473,172,400	468,091,345
Accumulated depletion, depreciation, and amortization	(364,246,751)	(343,331,793)

Property, plant, and equipment, net	$108,925,649	$124,759,552

See independent auditor’s review report.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 5.    ASSET RETIREMENT OBLIGATIONS

The following table summarizes the Company’s asset retirement obligation transactions recorded in accordance with the provisions of ASC Topic 410 as of September 30, 2015 and 2014:

	2015	2014
Beginning balance at January 1,	$108,973,719	$118,267,157
Liabilities settled	(2,258,749)	(10,579,527)
Accretion expense	2,492,250	2,617,500
Liabilities incurred and revised, net	5,215,899	(1,152,653)

Ending balance	114,423,119	109,152,477
Current portion	(5,100,000)	(6,900,000)

Long-term portion	$109,323,119	$102,252,477

Accretion expense is offset in the combined statements of income by corresponding amounts of other income as the ultimate retirement obligations will be reimbursed by PNM under the UGCSA.

See independent auditor’s review report.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 6.    INCOME TAXES

The income tax expense attributable to income from operations consists of the following:

	Nine months ended September 30,		Three months ended September 30,
	2015	2014	2015	2014
Current taxes:
Federal	$14,163,242	$5,261,258	$3,819,774	$3,360,025
State	2,422,475	1,731,939	714,778	638,242

Deferred taxes:
Federal	(3,207,161)	6,264,971	(555,664)	(366,870)

Total current taxes	$13,378,556	$13,258,168	$3,978,888	$3,631,397

	Nine months ended September 30,		Three months ended September 30,
	2015	2014	2015	2014
Income before income taxes	$46,915,390	$52,220,403	$15,194,822	$15,160,793
Federal income tax rate	35%	35%	35%	35%

Tax at federal income tax rate	16,420,389	18,277,141	5,318,191	5,306,277

Increase (decrease) resulting from:
Percentage depletion	(6,155,401)	(5,221,085)	(1,836,994)	(2,110,641)
State taxes, net of federal income tax benefit	2,422,475	1,731,940	714,778	638,244
Other	691,093	(1,529,828)	(217,087)	(202,483)

Total	$13,378,556	$13,258,168	$3,978,888	$3,631,397

Effective rate	29%	25%	26%	24%

See independent auditor’s review report.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 6.    INCOME TAXES – CONTINUED

Deferred tax assets and liabilities as of September 30, 2015 and 2014 resulted from the following:

	2015	2014
Deferred tax assets:
Deferred income	$3,864,790	$5,582,475

Total deferred tax assets	3,864,790	5,582,475

Deferred tax liabilities:
Depreciation	(19,130,720)	(24,084,604)
Other	(839,442)	(233,008)

Total deferred tax liabilities	(19,970,162)	(24,317,612)

Net deferred tax liabilities	$(16,105,372)	$(18,735,137)

NOTE 7.    COMMITMENTS AND CONTINGENCIES

Liabilities for loss contingencies, including environmental remediation costs, arising from claims, assessments, litigation, fines, and penalties and other sources, are recorded when it is more likely than not that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Recoveries of environmental remediation costs from third parties, which are probable of realization, are separately recorded as assets, and are not offset against the related environmental liability.

Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of expected future expenditures for environmental remediation obligations are discounted to their present value.

See independent auditor’s review report.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 7.    COMMITMENTS AND CONTINGENCIES – CONTINUED

The Company is subject to legal proceedings, claims, and liabilities that arise in the ordinary course of business. The Company accrues for losses associated with legal claims when such losses are considered probable and the amounts can be reasonably estimated. In addition to amounts accrued for such losses, management believes additional asserted or unasserted claims may possibly result in losses to the Company; however, a range of potential losses could not be determined as of September 30, 2015 and 2014. As such, no accrual has been recorded for these potential losses. In the opinion of management, the disposition of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

NOTE 8.    RELATED PARTY TRANSACTIONS

The Company has significant transactions with related parties, including allocations for payroll and employee benefits and management services related to treasury, governance and other operational functions.

The Company has an interest-bearing arrangement with NMC whereby all excess cash is swept daily into accounts owned and managed by BHP Billiton entities. This arrangement also provides the Company with the ability to borrow up to a maximum aggregate amount of $520 million. Interest is calculated at the 3-month LIBOR rate plus 240 basis points per annum. Interest is capitalized to the loan principal and the Company has no borrowings under this arrangement at September 30, 2015 and 2014. Amounts receivable under the arrangement are $118.4 million and $38.8 million at September 30, 2015 and 2014, respectively, and are included in related party receivables in the combined balance sheets. Interest income related to these receivable balances was immaterial for the three and nine months ended September 30, 2015 and 2014.

The Company has no employees of record. BHP Billiton group entities, including primarily NMC, provide services to the Company including all mine operational activities as well as management, oversight, support and other functions. The Company is allocated costs related to these services by the corresponding BHP Billiton entities. Employees utilized by the Company participate in a group noncontributory defined benefit pension plan managed by NMC. The Company does not record assets or liabilities related to pension activity at the entity level. The Company records pension expense for allocations from NMC for its share of the plan each year. Salaried employee benefits under this plan were frozen on December 31, 2013 and all salaried employees were transferred to a defined contribution plan. Hourly employee benefits are calculated based on years of service and the monthly pension rate per completed year of service. The hourly plan was closed to new entrants on June 30, 2004 for surface workers and on April 30, 2006 for underground workers; new hires after those dates are part of a defined contribution plan. Full-time employees and retirees utilized by the Company also participate in a defined benefit healthcare plan.

See independent auditor’s review report.

SAN JUAN COAL COMPANY AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 8.    RELATED PARTY TRANSACTIONS – CONTINUED

As such, the Company recognizes in each period the allocation from NMC as expense, but it does not recognize any employee benefit plan liabilities.

Approximately $17.9 million and $51.2 million in expenses related to employee compensation and benefits are reflected in the combined financial statements through charges allocated to the Company during the three and nine months ended September 30, 2015, respectively. These charges amounted to approximately $18.9 million and $47.6 million for the three and nine months ended September 30, 2014, respectively. Approximately $5.3 million and $16.4 million in expenses related to corporate allocations, which include costs related to the operation of the local office shared with the Parent and other corporate costs, are reflected in the combined financial statements through charges allocated to the Company during the three and nine months ended September 30, 2015, respectively. These charges amounted to approximately $5.7 million and $17.9 million for the three and nine months ended September 30, 2014, respectively.

The Company is insured by Stein Insurance Company Limited (Stein), a captive insurance company wholly owned by BHP Billiton. Stein is regulated by the Guernsey Financial Services Commission.

NOTE 9.    STOCK PURCHASE AGREEMENT

On July 1, 2015, the Parent entered into a Stock Purchase Agreement with Westmoreland Coal Company (Westmoreland), pursuant to which, upon satisfaction or waiver of the conditions set forth in the agreement, the Parent will sell to Westmoreland the issued and outstanding capital stock of SJCC and SJTC. A number of conditions set forth in the agreement must be met, including receipt of all required regulatory approvals. The agreement may be terminated by mutual consent.

NOTE 10.    SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after September 30, 2015 and through October 30, 2015, the date the combined financial statements were available to be issued. During this period, the Company identified no material subsequent events.

See independent auditor’s review report.